Exhibit (e)(10)

Distribution Agreement
Exhibit A
Pacific Select Fund

Portfolio

Blue Chip Portfolio
Aggressive Growth Portfolio
Diversified Research Portfolio
Short Duration Bond Portfolio
Concentrated Growth Portfolio
     (formerly I-Net Tollkeeper)
Financial Services Portfolio
Health Sciences Portfolio
Technology Portfolio
Growth LT Portfolio
Equity Portfolio
Fasciano Small Equity Portfolio
     (formerly Aggressive Equity Portfolio)
Large-Cap Value Portfolio
Comstock Portfolio
Real Estate Portfolio
Mid-Cap Growth Portfolio
American Funds Growth Portfolio
VN Small-Cap Value Portfolio

Multi-Strategy Portfolio
Main Street Core Portfolio
Emerging Markets Portfolio
Inflation Managed Portfolio
Managed Bond Portfolio

Small-Cap Value Portfolio
Money Market Portfolio
High Yield Bond Portfolio
Focused 30 Portfolio
Mid-Cap Value Portfolio
International Value Portfolio

Capital Opportunities Portfolio
International Large-Cap Portfolio
Equity Index Portfolio
Small-Cap Index Portfolio
American Funds Growth-Income Portfolio

Effective May 1, 2005, agreed to and accepted by:

PACIFIC SELECT FUND

By: /s/ Thomas C. Sutton

Name: Thomas C. Sutton
Title: Chairman of the Board and Trustee

PACIFIC SELECT DISTRIBUTORS, INC.

By: /s/ Gerald W. Robinson

Name: Gerald W. Robinson
Title: Chairman and
Chief Executive Officer

By: /s/ Audrey L. Milfs

Name: Audrey L. Milfs
Title: Secretary